MATRIX/LMH VALUE FUND, INC.
                            (A Maryland Corporation)
                             SHARES OF CAPITAL STOCK

ACCOUNT NO.
     THIS CERTIFIES THAT                                         CUSIP

     is the owner of shares of capital stock in the MATRIX/LMH VALUE FUND, INC. (the "Fund"), fully paid and nonassessable, the said shares being issued and held subject to the provisions of the Articles of Incorporation of the Fund, and all amendments thereto. The said owner by accepting this certificate agrees to and is bound by all of the said provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Fund properly endorsed for transfer. This certificate is executed on behalf of the Directors of the Fund as Directors and not individually and the obligations hereof are not binding upon any of the Directors, officers or shareholders individually but are binding only upon the assets and property of the Fund.

Dated,

                                      SEAL
           TREASURER                                                 PRESIDENT

For value received, ______________________ hereby sell, assign and transfer unto

  (Please print or typewrite name and address, including zip code, of assignee)

     Shares of capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of MATRIX/LMH VALUE FUND, INC. with full power of substitution in the premises.

         Dated, _________________
                                                     Owner
     Signature  guaranteed by:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.